Exhibit 99.1

GREYSTONE LOGISTICS, INC. REPORTS IMPRESSIVE RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED AUGUST 31, 2023

GREYSTONE LOGISTICS, INC.

Tulsa, OK—10/17/2023—Greystone Logistics, Inc. (OTCQB:GLGI) Tulsa-based Greystone Logistics, Inc. reports results of operations for the three months ended August 31, 2023.

Greystone reported earnings per share of common stock for the three months ended August 31, 2023, of $0.06 compared to $0.04 for the prior period. Net income was $1,744,219 and $1,373,741 for the three months ended August 31, 2023 and 2022, respectively. EBITDA for the three months ended August 31, 2023, was $4,228,410 compared to $3,302,499 for the three months ended August 31,2022.

Sales for the three months ended August 31, 2023, were $17,413,671compared to sales of $18,953,599 in the prior period. Gross profit margins were 23.2% and 13.0% for the three months ended August 31, 2023 and 2022, respectively. The profit margin for the current period showed significant improvement over the prior period which was principally impacted by lower raw material costs.

“Credit goes to our employees for the robust start in the current fiscal year,” stated CEO Warren Kruger. “Our sales team is working diligently filling our pipeline with business from existing and new customers. The Company’s capital investment in two new large tonnage injection molding machines and a robotic extrusion line to manufacture hollow extrusion pallets, were well timed in preparing Greystone for our next growth cycle. New tooling for expansion of our products for selected markets - grocery, can, nut, cement, tech and beverage industries – is in process. We remain confident that we will fill our machines with aggressive marketing of our creatively designed products.”

Greystone Logistics is a "Green" manufacturing company that reprocesses recycled plastic and designs, manufactures and sells high quality 100% recycled plastic pallets that provide logistical solutions for a wide range of industries such as the food and beverage, automotive, chemical, pharmaceutical and consumer products. The Company's technology, including a proprietary blend of recycled plastic resins used in the injection molding equipment and patented pallet designs, allows production of high-quality pallets more rapidly and at lower costs than many other processes. The recycled plastic for Greystone’s pallets helps control material costs while reducing environmental waste and provides cost advantages over users of virgin resin.

This press release includes certain statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts that address activities, events or developments that the Company expects, believes, or anticipates will or may occur in the future, including the potential sales of pallets or other possible business developments are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, including the ability of the Company to continue as a going concern. Actual results may vary materially from the forward-looking statements. For a list of certain material risks relating to the Company and its products, see Greystone Logistics' Form 10-K for the fiscal year ended May 31, 2023.

Conference Call - Tuesday, October 17, 2023, at 2:00 PM ET, hosted by Warren Kruger , President and CEO. Conference ID is Greystone. Dial-in information is Toll-Free Number, 800-579-2543, or Direct or International Number, 785-424-1789. A Q&A session will be available.

Non-GAAP Financial Measure

This press release contains disclosure of EBITDA, which is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of net income to EBITDA, the most comparable GAAP financial measure, as well as additional information concerning EBITDA, are included at the end of this release.

Greystone Logistics, Inc.

Reconciliation of Consolidated Net Income to EBITDA

For the Three Months Ended August 31, 2023 and 2022

	2023	2022
Net Income	$1,744,219	$1,373,741
Income Taxes	747,000	340,000
Depreciation and Amortization	1,395,000	1,369,312
Interest Expense	342,191	219,446
EBITDA (A)	$4,228,410	$3,302,499

(A)

EBITDA represents income before income taxes plus interest, depreciation and amortization. The EBITDA presented above, while considered the most common definition used by investors and financial analysts, may not be comparable to similarly titled measures reported by other companies. Greystone believes that EBITDA, while providing useful information, should not be considered in isolation or as an alternative to other financial measures determined under GAAP.

Contact:

Brendan Hopkins

Investor Relations

Email: investorrelations@greystonelogistics.com

Phone: (407) 645-5295

https://www.greystonepallets.com